UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 26, 2006
Affiliated Computer Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
2828 North Haskell Avenue
Dallas, Texas 75204
(Address of principal executive offices, including zip code)
(214) 841-6111
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☑ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 2.02 Results of Operations and Financial Condition
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Slide Presentation
Press Release

Item 2.02 Results of Operations and Financial Condition.
     On January 26, 2006, Affiliated Computer Services, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal year 2006 ended December 31, 2005. A copy of such press release is attached as Exhibit 99.1 and will be published on the Company’s web site at http://www.acs-inc.com. The press release includes certain non-generally accepted accounting principles (“GAAP”) financial measures. Reconciliations to the most directly comparable GAAP financial measures are included in the press release.
     On January 26, 2006, the Company will hold a telephone conference and webcast to disclose the Company’s financial results for the second quarter of fiscal year 2006 ended December 31, 2005. During this conference, the Company will present certain non-GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and supplementary information related to these reconciliations are included in the slides to be presented during the conference. These slides are attached as Exhibit 99.2 and will also be available on the Company’s web site.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 and the slides attached as Exhibit 99.2 are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934 with the exception of those items specifically identified as “filed” under Item 8.01 herein.
Item 8.01 Other Events.
     On January 26, 2006, the Company issued a press release announcing that its Board of Directors has authorized a modified “Dutch Auction” tender offer to purchase up to 55.5 million shares of its Class A common stock at a price per share not less than $56.00 and not more than $63.00. The tender offer is expected to begin on or about February 6, 2006 and to expire on or about March 6, 2006, unless extended. A copy of such press release is attached as Exhibit 99.3 and will be published on the Company’s web site. The full details of the tender offer will be set forth in the Offer to Purchase, the Letter of Transmittal and related materials, which will be attached as exhibits to the Schedule TO to be filed by the Company with the Securities and Exchange Commission at the commencement of the tender offer.
     The following statements contained in the press release attached as Exhibit 99.1 and the slides attached as Exhibit 99.2 are hereby “filed” under this Item 8.01:
     From the press release: “Finally, we have been very active in determining the best way to increase shareholder value. As noted in a separate release this afternoon, we announced that we will undertake a tender offer to purchase up to approximately 45% of the Company’s outstanding common stock. Management, along with its advisers and the Board of Directors, believes that this is an appropriate manner for the Company to deliver value to those shareholders who elect to tender their shares.”;

     From the press release: “The Company announced today that its Board of Directors has approved a “Dutch Auction” tender offer to purchase up to 55.5 million shares of its Class A common stock at a price per share not less than $56 and not greater than $63. The number of shares of Class A common stock proposed to be purchased in the Dutch Auction tender offer represents approximately 45% of the Company’s outstanding common stock. Our Directors and executive officers will not tender any shares pursuant to this transaction.”;
     On Slide #1: “Announced significant share repurchase plan”;
     The entire contents of Slide #7;
     On Slide #16: “Guidance will be updated after the tender offer”;
     On Slide #16: “Impact of tender offer”; and
     On Slide #17: “Significant share repurchase plan”.
Item 9.01 Financial Statements and Exhibits.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, exhibits 99.1 and 99.2 referenced below and the information set forth therein are deemed to be furnished pursuant to Item 2.02 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934 with the exception of those items specifically identified as “filed” under Item 8.01 herein.
     (c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Affiliated Computer Services, Inc. Press Release dated January 26, 2006-ACS Announces Second Quarter Fiscal Year 2006 Results; Signs Record New Business During the Quarter.

99.2	Slide presentation appearing on Company’s website in connection with Fiscal Year 2006 Second Quarter Earnings Conference Call on January 26, 2006.

99.3	Affiliated Computer Services, Inc. Press Release dated January 26, 2006-ACS Announces Intent to Repurchase up to 55.5 Million Shares of its Class A Common Stock Through a Modified “Dutch Auction” Tender Offer.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFILIATED COMPUTER SERVICES, INC.

Date: January 26, 2006
	By:	/s/ WARREN D. EDWARDS

		Name:	Warren D. Edwards
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Affiliated Computer Services, Inc. Press Release dated January 26, 2006-ACS Announces Second Quarter Fiscal Year 2006 Results; Signs Record New Business During the Quarter.

99.2	Slide presentation appearing on Company’s website in connection with Fiscal Year 2006 Second Quarter Earnings Conference Call on January 26, 2006.

99.3	Affiliated Computer Services, Inc. Press Release dated January 26, 2006-ACS Announces Intent to Repurchase up to 55.5 Million Shares of its Class A Common Stock Through a Modified “Dutch Auction” Tender Offer.

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